NEWS
For Immediate Release
Globalstar to Participate in 22nd Annual Burkenroad Reports Investment Conference

Covington, LA (April 27, 2018) - Globalstar, Inc. (NYSE American: GSAT) announced today that it will participate in the 22nd Annual Burkenroad Reports Investment Conference in New Orleans, LA. Jay Monroe, Chairman and CEO, will present at 8:30 a.m. CDT at the Sheraton New Orleans Hotel on Friday, April 27, 2018.
A copy of the presentation will be made available on the Investor Relations page of Globalstar’s website.

About Globalstar, Inc.
Globalstar is a leading provider of mobile satellite voice and data services. Customers around the world in industries such as government, emergency management, marine, logging, oil & gas and outdoor recreation rely on Globalstar to conduct business smarter and faster, maintain peace of mind and access emergency personnel. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring, M2M and IoT applications. The Company's products include mobile and fixed satellite telephones, the innovative Sat-Fi satellite hotspot, Simplex and Duplex satellite data modems, tracking devices and flexible service packages.

For more information, visit www.globalstar.com

Investor Contact Information:
Samantha DeCastro
Globalstar
Email: investorrelations@globalstar.com